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                                                                    Exhibit 15.1

                                  August 13, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Patterson Energy, Inc.

We are aware that our report dated July 30, 1998 on our review of the interim condensed consolidated balance sheet of Patterson Energy, Inc. and its Subsidiaries as of June 30, 1998 and the related condensed consolidated statements of income for the three and six months ended June 30, 1998 and 1997 and cash flows for the six months ended June 30, 1998 and 1997 and the related condensed consolidated statement of stockholder's equity for the six months ended June 30, 1998 and included in this Form 10-Q, is incorporated by reference in the registration statements of Patterson Energy, Inc. on Forms S-8 (File No.'s 333-47917, 33-97972, 33-39471 and 33-35399) and Forms S-3, as amended
(File No.'s 333-43739 and 333-39537).


                                            /s/   PricewaterhouseCoopers LLP